EXHIBIT 1 TO ITEM 9.01(c) OF FORM 8-K


November 18, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated November 18, 2004 of Puradyn Filter Technologies Incorporated and are in agreement with the statements contained in Paragraphs i), ii) and iv) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.




                              /s/ Ernst & Young LLP
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